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                                                                   EXHIBIT 10.16


                               NETVANTAGE, INC.

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     AGREEMENT dated as of June 22, 1998 by and between NetVantage, Inc., a Delaware corporation with an address at 201 Continental Blvd., Suite 201, El Segundo, CA 90245-4427 (the "COMPANY") and Stephen R. Rizzone, an individual residing at (redacted) (the "EXECUTIVE").

     WHEREAS, the Company and Cabletron Systems, Inc., a Delaware corporation ("CABLETRON"), have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") of even date pursuant to which the Company will merge with and into a wholly-owned subsidiary of Cabletron (the "MERGER"); and

     WHEREAS, the Executive is, as of the date hereof, the President and Chief Executive Officer of the Company;

     WHEREAS, the Executive and the Company are currently party to an Amended and Restated Employment Agreement dated January 1, 1998, (the "EXISTING EMPLOYMENT AGREEMENT");

     WHEREAS, as a condition to the Merger, the Executive and the Company have agreed to amend and restate the Employment Agreement as set forth herein, effective as of immediately prior to the Closing (as defined in the Merger Agreement) of the Merger;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

     1.    Effective Date.  This Agreement shall become effective immediately
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prior to the Effective Time and shall thereupon amend and restate in its entirety the Existing Employment Agreement.

     2.    Duties.  The Executive shall perform such duties as are assigned by
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the Company.

     3.    Car Purchase.  The Executive has the option to purchase his 1998 Land
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Rover Sport Utility Vehicle (the "AUTO") at 40% of the then wholesale Kelly
Bluebook value.

     4.    Withholding.  All payments made by the Company under this Agreement
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shall be reduced by any tax or other amounts required to be withheld by the
Company under applicable law.

     5.    Assignment.   Neither the Executive nor the Company may make any
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assignment of this Agreement or any interest in it, by operation of law or otherwise, without
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the prior written consent of the other.

     6.    Severability.   If any portion or provision of this Agreement shall
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to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     7.    Waiver.  No waiver of any provision hereof shall be effective unless
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made in writing and signed by the waiving party.  The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     8.    Notices.  Any and all notices, requests, demands and other
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communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the Executive's last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of President, or to such other address as either party may specify by notice to the other actually received.

     9.    Prior Agreement with the Company.  As of the Effective Time, this
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Agreement supersedes any employment agreement, salary continuation agreement and any other employment-related commitment, understanding or arrangement, express or implied, oral or written, between the Company and the Executive, except that any agreement between the Company and the Executive, to the extent that such agreement relates to confidentiality or non-disclosure or assignment of proprietary rights, noncompetition or nonsolicitation relating to the Company's business, shall remain in full force and effect and inure to the benefit of the Company and its designees, and shall be in addition to, and not in limitation of, the rights of the Company hereunder.

     10.    Miscellaneous.  This Agreement may be amended or modified only by a
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written instrument signed by the Executive and by an expressly authorized representative of the Company, upon approval of the Board of Directors of the Company. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     11.    Governing Law.  This agreement shall be governed by the laws of the
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State of California.  Any action or mediation dispute arising out of this
Agreement shall be conducted in Orange County, California.

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     12.    Termination of Merger Agreement.  If, prior to the Effective Time,
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the Merger Agreement shall be terminated, this Agreement shall automatically terminate and be without further force or effect.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.


                                        NETVANTAGE, INC.

/s/ Stephen R. Rizzone                  By: /s/ Thomas Iwanski
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    Stephen R. Rizzone                  Name: Thomas Iwanski
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                                        Title: VP Finance, CFO & Secretary
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